EXHIBIT 10.3

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this "Agreement") is made this 15th day of October 2007, by and between Universal Fog, Inc., a Delaware corporation (“UFOG”); Thomas Bontems, the Chief Executive Officer of UFOG (“Bontems”); Sun Xin, a citizen and resident of the People’s Republic of China and majority shareholder of UFOG (the “Majority Shareholder”) and 100% owner of the share capital of China Health Industries Holdings Limited; China Health Industries Holdings Limited, a corporation organized under the laws of the Hong Kong SAR of the People’s Republic of China (“China Health”) and the owner of 100% of the share capital of Harbin Humankind Biology Technology Co. Limited; and Harbin Humankind Biology Technology Co. Limited, a corporation organized under the laws of the People’s Republic of China (“Harbin Humankind”)(China Health and Harbin Humankind being hereinafter referred to as the “Harbin Subsidiaries”); all of whom execute and deliver this Agreement, based on the following:

R e c i t a l s

WHEREAS, UFOG wishes to acquire one hundred percent (100%) of all of the issued and outstanding share capital of China Health from the Majority Shareholder in an exchange for sixty million (60,000,000) shares of common stock of UFOG in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

WHEREAS, in furtherance thereof, the respective Boards of Directors of UFOG and the Harbin Subsidiaries, have approved the exchange, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which one hundred percent (100%) of the share capital of China Health (the "China Health Share Capital”) issued and outstanding prior to the exchange, will be exchanged by the Majority Shareholder in the aggregate for 60,000,000 shares of common stock, $.0001 par value, of UFOG (the "UFOG Common Stock").

WHEREAS, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

A g r e e m e n t

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE OF SHARE CAPITAL FOR STOCK

1.01 Exchange of Share Capital for Stock. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Majority Shareholder shall assign, transfer, and deliver to UFOG, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, the China Health Share Capital, and UFOG agrees to acquire such share capital on such date by issuing and delivering in exchange therefore to the Majority Shareholder the UFOG Common Stock. All shares of UFOG Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the UFOG Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

1.02 Delivery of China Health Share Capital by the Majority Shareholder. The transfer of the China Health Share Capital by the Majority Shareholder shall be effected by the delivery to UFOG at the Closing (as set forth in Section 1.05 hereof) of an endorsement of the share capital in the name of UFOG followed by registration of the same in the name of UFOG with the appropriate government ministry of China.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, UFOG will own one hundred percent (100%) of all of the share capital of China Health and China Health will be a wholly-owned subsidiary of UFOG operating under the name “China Health Industries Holdings Limited”, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China.  Harbin Humankind will become a wholly-owned indirect subsidiary of UFOG operating under the name “Harbin Humankind Biology Technology Co. Limited,” a corporation organized and existing under the laws of the People’s Republic of China.

1.04 Further Assurances. At the Closing and from time to time thereafter, the Majority Shareholder shall execute such additional instruments and take such other action as UFOG may reasonably request, without undue cost to the Majority Shareholder in order to more effectively sell, transfer, and assign clear title and ownership in the China Health Share Capital to UFOG.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before October 31, 2007, or on another date to be agreed to in writing by the parties (the "Closing Date”). The Agreement may be closed at any time following approval by a majority of Board of Directors of UFOG and by a majority of the Board of Directors of the Harbin Subsidiaries and the approval of the Majority Shareholder. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06 Closing Events.

(a)	UFOG Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, UFOG shall deliver to the Majority Shareholder at Closing all the following:

(i)
A certificate of good standing from the Department of the Secretary of the State of  Delaware, issued as of a date within ten days prior to the Closing Date, certifying that UFOG is in good standing as a corporation in the State of Delaware;

(ii)	Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of UFOG executing this Agreement and any other document delivered pursuant hereto on behalf of UFOG;
(iii)
Copies of the resolutions/consents of UFOG’s board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of UFOG as of the Closing Date;

(iv)	The certificate contemplated by Section 4.01, duly executed by the chief executive officer of UFOG;
(v)	The certificate contemplated by Section 4.02, dated the Closing Date, signed by the chief executive officer of UFOG;
(vi)	Certificates for 60,000,000 shares of UFOG Common Stock issued in the name of the Majority Shareholder; and
(vii)
In addition to the above deliveries, UFOG shall take all steps and actions as the Majority Shareholder may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)
China Health Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, the Harbin Subsidiaries and/or the Majority Shareholder shall deliver to UFOG at Closing all the following:

(i)	Incumbency and specimen signature certificates dated the Closing Date with respect to the officers executing this Agreement and any other document delivered pursuant;
(ii)
Copies of resolutions/consents of the board of directors of China Health authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of China Health as of the Closing Date;

(iii)	The certificate contemplated by Section 5.01, executed by the Majority Shareholder; and
(iv)	The certificate contemplated by Section 5.02, dated the Closing Date, signed by the chief executive officer of Harbin Humankind.
(v)
In addition to the above deliveries, China Health and/or the Majority Shareholder shall take all steps and actions as UFOG may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.07 Director and Officer Resignations. At Closing, the current Board of Directors of UFOG shall appoint such director nominees as may be designated by the Majority Shareholder to fill vacancies on the Board of Directors of UFOG, and, thereafter, the current directors of UFOG shall resign. In addition, at closing all officers of UFOG shall tender their resignations to the Board of Directors, and new officers of UFOG shall be appointed by the newly appointed Board of Directors of UFOG. All such director and officer resignations shall be in compliance with the Securities Exchange Act of 1934, as amended, and pursuant to a previously filed Information Statement on Schedule 14F-1 prepared and filed by UFOG.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF UFOG, ETC.

As an inducement to, and to obtain the reliance of the Majority Shareholder and the Harbin Subsidiaries, UFOG and Bontems, jointly and severally, represent, promise and warrant as follows:

2.01 Organization. UFOG is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of UFOG’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement; Enforceability. UFOG has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of UFOG has authorized and approved the execution, delivery, and performance of this Agreement. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of UFOG and Bontems enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The UFOG shareholders will not have dissenter’s rights with respect to any of the transactions contemplated herein.

2.03 Capitalization. The authorized capitalization of UFOG consists of 300,000,000 shares of common stock, $0.0001 par value, of which 44,694,634 shares were issued and outstanding as of September 10, 2007. There are 10,000,000 authorized shares of preferred stock, $.0001 par value, and 4,000,000 shares of convertible preferred stock are issued and outstanding. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of UFOG are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person.  There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

2.04  Financial Statements.

(i)
UFOG has previously delivered to China Health an audited balance sheet of UFOG as of December 31, 2006, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2006, including the notes thereto, and an unaudited balance sheet of UFOG as of June 30, 2007, and the related unaudited statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal quarter ended June 30, 2007 (collectively the “Financial Statements”) and the accompanying auditor’s report to the effect that such audited financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(ii)
(ii) The Financial Statements of UFOG delivered pursuant to Section 2.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The UFOG Financial Statements present fairly, in all material respects, as of the closing date, the financial position of UFOG. UFOG will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent), and all assets reflected on such financial statements present fairly the assets of UFOG in accordance with generally accepted accounting principles.

(iii)
UFOG has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon. All such returns and reports are accurate and correct in all material respects. UFOG has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the closing date and all such dates and years and periods prior thereto and for which UFOG may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of UFOG, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. UFOG has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on UFOG, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of UFOG.

2.05  Information. The information concerning UFOG set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading. UFOG shall cause the information delivered by it pursuant hereto to the Majority Shareholder to be updated after the date hereof up to and including the Closing Date.

2.06 Absence of Certain Changes or Events. Except as set forth in this Agreement, since the date of the most recent UFOG balance sheet described in Section 2.04 and included in the information referred to in Section 2.05:

a)
There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of UFOG; or (ii) any damage, destruction, or loss to UFOG (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of UFOG;

b)
UFOG has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of UFOG; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

c)
UFOG has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent UFOG balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of UFOG; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

d)
UFOG has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of UFOG.

2.07  Litigation and Proceedings. There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, threatened by or against UFOG or adversely affecting UFOG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. UFOG is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08  Compliance With Laws; Government Authorization.

a)
UFOG and its officers and directors have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws. UFOG and its officers, directors and beneficial owners are not under investigation by any federal, state, county or local authorities, including the Commission. UFOG and its officers, directors and beneficial owners have not received notification from any federal, state, county, or local authorities, including the Commission, that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against UFOG and its officers, directors and beneficial owners.

b)
UFOG has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by UFOG of this Agreement and the consummation by UFOG  of the transactions contemplated hereby.

2.09  Securities and Exchange Commission Compliance of UFOG.  UFOG has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and UFOG, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

2.10  Contract Defaults. UFOG is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

2.11  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which UFOG is a party or to which any of its properties or operations are subject.

2.12  Subsidiary. UFOG beneficially owns all of the outstanding capital stock of Universal Fog, Inc., an Arizona corporation, and it does not own either beneficially or of record any equity interest in any other company. UFOG does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13  UFOG Documents. UFOG has delivered to the Majority Shareholder copies of the following documents, which are collectively referred to as the "UFOG Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by a duly authorized officer of UFOG as complete, true, and accurate:

a)	A copy of the Articles of Incorporation and Bylaws of UFOG in effect as of the date of this Agreement;

b)	A copy of resolutions adopted by the board of directors of UFOG approving this Agreement and the transactions herein contemplated;

c)
A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of UFOG since the most recent UFOG balance sheet required to be provided pursuant to Section 2.04 hereof, updated to the Closing Date;

2.14  Quotation on the OTC Bulletin Board. UFOG’s Common Stock is quoted in good standing on the OTC Bulletin Board under the symbol “UFOG” and UFOG will retain such quotation and standing on the OTC Bulletin Board until the Closing of the transactions contemplated herein, without a penalty such as receipt of an “E” or otherwise being penalized by NASD or the OTCBB.

2.15  Delivery of Shareholder List.  Upon execution of this agreement, UFOG shall deliver a certified shareholder list from its transfer agent setting forth the name of each UFOG shareholder, the number of shares held by each, dated as of a date within fifteen days of closing and whether such shares held are restricted securities. In connection therewith, UFOG represents that none of its shareholders are nominees for any other person.

2.16  Liabilities, Indebtedness, etc. As of the Closing Date, UFOG shall not have any liabilities or indebtedness as such terms are defined by Generally Accepted Accounting Principles.

ARTICLE III

REPRESENTATIONS, COVENANTS, WARRANTIES OF THE MAJORITY SHAREHOLDER AND THE HARBIN SUBSIDIARIES

As an inducement to, and to obtain the reliance of UFOG, the Majority Shareholder and the Harbin Subsidiaries, jointly and severally, represent and warrant as follows:

3.01  Organization. China Health is, and will be on the Closing Date, a corporation duly organized and validly existing under the laws of the Hong Kong SAR of the People’s Republic of China, and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of China Health. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of China Health’s constituent documents, or other material agreement to which it is a party or by which it is bound, nor will they violate any laws, rules or policies of the government of the Hong Kong SAR of the People’s Republic of China.

3.02  Approval of Agreement; Enforceability. China Health has full power, authority, and legal right and has taken, or will take, all action required by law, its constituent documents, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of China Health has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, subject to the approval of the Majority Shareholder, which has been obtained, and compliance with any laws, rules or policies of the government of the Hong Kong SAR of the People’s Republic of China. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Majority Shareholder and the Harbin Subsidiaries enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.03  Capitalization. The issued and outstanding share capital of China Health consists of 1,280 USD as of July 31, 2007. Such share capital is validly issued, fully paid, and nonassessable.

3.04  Financial Statements.

a)
Harbin Humankind has previously delivered to UFOG a copy of an audited balance sheet of Harbin Humankind as of June 30, 2007 and the related audited statements of operations, cash flows, and share capital for the years ended June 30, 2007 and 2006, including the notes thereto to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

China Health has previously delivered to UFOG a copy of an audited balance sheet of China Health as of July 31, 2007 and the related audited statements of operations, cash flows, and share capital for the period from July 20, 2007 (Inception) through July 31, 2007, including the notes thereto to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

b)
The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied in the United States, throughout the periods involved. The financial statements of Harbin Humankind and China Health, respectively, present fairly, as of their respective dates, the financial position of Harbin Humankind and China Health, respectively. Harbin Humankind and China Health, respectively, did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles in the United States, and all assets reflected therein present fairly the assets of Harbin Humankind and China Health, respectively, in accordance with generally accepted accounting principles in the United States. The statements of revenue and expenses and cash flows present fairly the financial position and results of operations of Harbin Humankind and China Health, respectively, as of their respective dates and for the respective periods covered thereby.

3.05  Outstanding Warrants and Options. China Health has no issued warrants or options, calls, or commitments of any nature relating to the China Health Share Capital, except as previously disclosed in writing to UFOG.

3.06  Information. The information concerning the Harbin Subsidiaries set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. The Harbin Subsidiaries shall cause the information required to be delivered by them pursuant to this Agreement to UFOG to be updated after the date hereof up to and including the Closing Date.

3.07  Absence of Certain Changes or Events. Except as set forth in this Agreement, since the date of the most recent Harbin Humankind balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

a)
There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Harbin Humankind; or (ii) any damage, destruction, or loss to Harbin Humankind materially and adversely affecting the business, operations, properties, assets, or conditions of Harbin Humankind;

b)
Harbin Humankind has not: (i) amended its constituent documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to holders of share capital or purchased or redeemed, or agreed to purchase or redeem, any of its share capital; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Harbin Humankind; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

c)
Harbin Humankind has not (i) granted or agreed to grant any options, warrants, or other rights for its share capital, bonds, or other corporate securities calling for the issuance thereof, except as previously disclosed in writing to UFOG; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Harbin Humankind balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Harbin Humankind; or (vi) issued, delivered, or agreed to issue or deliver any share capital, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

d)
To the best knowledge of Harbin Humankind, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Harbin Humankind.

3.08  Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Harbin Humankind, threatened by or against Harbin Humankind or adversely affecting Harbin Humankind, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Harbin Humankind does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09  Material Contract Defaults. Harbin Humankind is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Harbin Humankind, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Harbin Humankind has not taken adequate steps to prevent such a default from occurring.

3.10  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Harbin Humankind is a party or to which any of its properties or operations are subject.

3.11  Governmental Authorizations. Harbin Humankind has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Harbin Humankind of this Agreement and the consummation by Harbin Humankind of the transactions contemplated hereby.

3.12  Compliance With Laws and Regulations. Harbin Humankind has complied with all applicable statutes and regulations of any governmental entity or agency thereof having jurisdiction over Harbin Humankind, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Harbin Humankind or except to the extent that noncompliance would not result in the occurrence of any material liability for Harbin Humankind.  The consummation of this transaction will comply with all applicable laws, rules and policies of the government of the People’s Republic of China.

3.13  Subsidiaries. Harbin Humankind does not own beneficially or of record equity securities in any subsidiary that has not been previously disclosed to UFOG.

3.14  Harbin Humankind Documents. Harbin Humankind has delivered to UFOG the following documents, which are collectively referred to as the "Harbin Humankind Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by the Chief Executive Officer of Harbin Humankind as complete, true, and accurate:

a)	A copy of all of Harbin Humankind’s constituent documents and all amendments thereto in effect as of the date of this Agreement;

b)	Copies of resolutions adopted by the board of directors of Harbin Humankind approving this Agreement and the transactions herein contemplated;

c)
A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Harbin Humankind since the most recent Harbin Humankind balance sheet required to be provided pursuant to Section 3.04 hereof, updated to the Closing Date;

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MAJORITY SHAREHOLDER AND THE HARBIN SUBSIDIARIES

The obligations of the Majority Shareholder and the Harbin Subsidiaries under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

4.01  Accuracy of Representations. The representations and warranties made by UFOG in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and UFOG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by UFOG prior to or at the Closing.  The Majority Shareholder shall be furnished with a certificate, signed by a duly authorized officer of UFOG and dated the Closing Date, to the foregoing effect.

4.02  Officer's Certificate. The Majority Shareholder shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of UFOG to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of UFOG threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on a certificate of good standing, and UFOG’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

a)
This Agreement has been duly approved by UFOG’s board of directors and has been duly executed and delivered in the name and on behalf of UFOG by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of UFOG pursuant to a majority consent;

b)	There have been no adverse changes in UFOG up to and including the date of the certificate;

c)	All conditions required by this Agreement have been met, satisfied, or performed by UFOG;

d)
All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by UFOG and all of the documents obtained by UFOG are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

e)
There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against UFOG, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of UFOG, the operation of UFOG, or the transactions contemplated herein, or any agreement or instrument by which UFOG is bound or in any way contests the existence of UFOG.

4.03  No Litigation. As of the Closing, there shall not be pending any litigation to which UFOG, the Majority Shareholder, or the Harbin Subsidiaries is a party and which is reasonably likely to have a material adverse effect on the business of UFOG or the contemplated transactions.

4.04  Results of Due Diligence Investigation. The Majority Shareholder shall be satisfied with the results of his due diligence investigation of UFOG, in his sole discretion.

4.05  UFOG Shall Have No Liabilities as of Closing. As of the Closing, UFOG shall have no liabilities as such term is defined by U.S. generally accepted accounting principles.

4.06  UFOG’s Outstanding Capital Stock at Closing. As of the Closing, the total outstanding capital stock of UFOG shall consist of 62,234,732 shares of common stock, after giving effect to the 60,000,000 share issuance contemplated hereby, and there shall be no options, warrants, employee compensation or other rights to issue common stock or preferred stock issued or outstanding.

4.07  UFOG Shall Have Filed and Mailed a Schedule 14F-1. UFOG shall have filed with the Commission and mailed to its shareholders of record an Information Statement on Schedule 14F-1, and ten days shall have passed since the date on which it was mailed to shareholders of record.

4.08  Consummation of the 1:20 Reverse Stock Split. Prior to the Closing, the 1:20 Reverse Stock Split shall have been consummated by filing an Information Statement on Schedule 14C which shall have been filed and mailed to shareholders of record, and twenty (20) days thereafter shall have elapsed.

4.09  No Material Adverse Change. There shall not be any change in, or effect on, either of Harbin Humankind’s or UFOG’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Harbin Humankind or UFOG which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of Harbin Humankind or UFOG or to the contemplated transactions.

4.10  UFOG’s Over-The-Counter Bulletin Board Quotation. As of the Closing, the common stock of UFOG shall be quoted on NASD’s Over-The-Counter Bulletin Board, and shall be in good standing without an “E” or any other penalty being imposed by NASD or the OTCBB.

4.11  Good Standing. The Majority Shareholder shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that UFOG is in good standing as a corporation in the State of Delaware.

4.12  Other Items. The Majority Shareholder shall have received from UFOG such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as the Majority Shareholder may reasonably request.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF UFOG

The obligations of UFOG under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01  Accuracy of Representations. The representations and warranties made by the Majority Shareholder and the Harbin Subsidiaries in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Majority Shareholder and/or the Harbin Subsidiaries shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. UFOG shall be furnished with a certificate, signed by the Majority Shareholder and dated the Closing Date, to the foregoing effect.

5.02  Officer's Certificate. UFOG shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of Harbin Humankind to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Harbin Humankind, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on Harbin Humankind’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

a)
This agreement has been duly approved by Harbin Humankind’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Harbin Humankind by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of Harbin Humankind;

b)	Except as provided or permitted herein, there have been no material adverse changes in Harbin Humankind up to and including the date of the certificate;

c)	All material conditions required by this Agreement have been met, satisfied, or performed by Harbin Humankind and/or the Majority Shareholder;

d)
All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Harbin Humankind and/or the Majority Shareholder have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

e)
There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Harbin Humankind, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of Harbin Humankind, the operation of Harbin Humankind, for the transactions contemplated herein, or any material agreement or instrument by which Harbin Humankind is bound or would in any way contest the existence of Harbin Humankind.

5.03  No Litigation. As of the Closing, there shall not be pending any litigation to which UFOG, any of the Majority Shareholder or the Harbin Subsidiaries is a party and which is reasonably likely to have a material adverse effect on the business of Harbin Humankind or the contemplated transactions.

5.04  Results of Due Diligence Investigation. UFOG shall be satisfied with the results of its due diligence investigation of Harbin Humankind, in its sole discretion.

5.05  No Material Adverse Change. There shall not be any change in, or effect on, Harbin Humankind’s or UFOG’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Harbin Humankind or UFOG which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of the Majority Shareholder or the Harbin Subsidiaries or to the contemplated transactions.

5.06  Consummation of the 1:20 Reverse Stock Split. Prior to the Closing, the 1:20 Reverse Stock Split shall have been consummated by filing an Information Statement on Schedule 14C which shall have been filed and mailed to shareholders of record, and twenty (20) days thereafter shall have elapsed.

5.07  Other Items. UFOG shall have received from the Majority Shareholder and/or the Harbin Subsidiaries such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as UFOG may reasonably request.

ARTICLE VI

SPECIAL COVENANTS

6.01  Activities of UFOG and Harbin Humankind

a)
From and after the date of this Agreement until the Closing Date and except as set forth in the respective documents to be delivered by UFOG and Harbin Humankind pursuant hereto or as permitted or contemplated by this Agreement, UFOG and Harbin Humankind will each:

i	Carry on its business in substantially the same manner as it has heretofore;
ii	Maintain in full force and effect insurance, if any, comparable in amount and in scope of coverage to that now maintained by it;
iii	Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
iv	Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;
v
Duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

vi	Fully comply with and perform in all material respects all obligations and duties imposed on it by all laws and all rules, regulations, and orders imposed by governmental authorities.

b)	From and after the date of this Agreement and except as provided herein until the Closing Date, UFOG and Harbin Humankind will each not:

i	Make any change in its Articles of Incorporation, Bylaws or constituent documents;
ii
Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's documents, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

iii
Enter into any agreement for the sale of UFOG securities or a merger or sale of substantially all of the assets of UFOG without the prior written approval of Harbin Humankind. The provisions governing such exclusivity are set forth in that certain Letter of Intent dated August 6, 2007, between Harbin Humankind and UFOG (the “Letter of Intent”).

6.02  Access to Properties and Records. Until the Closing Date, Harbin Humankind and UFOG will afford to the other party's officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Harbin Humankind or UFOG and will furnish the other party with such additional financial and other information as to the business and properties of Harbin Humankind or UFOG as each party shall from time to time reasonably request. Additional provisions governing such business review are set forth in paragraph 5 of the Letter of Intent.

6.03  Indemnification by Harbin Humankind and the Majority Shareholder.

a.
Harbin Humankind will indemnify and hold harmless UFOG and its directors and officers, and each person, if any, who controls UFOG within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

b.
The Majority Shareholder will indemnify and hold harmless UFOG, its directors and officers, and each person, if any, who controls UFOG within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.04  Indemnification by UFOG and Bontems.

a.
UFOG will indemnify and hold harmless Harbin Humankind, the Majority Shareholder, and Harbin Humankind’s directors and officers, and each person, if any, who controls Harbin Humankind within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

b.
Bontems will indemnify and hold harmless Harbin Humankind, the Majority Shareholder,  and Harbin Humankind’s directors and officers, and each person, if any, who controls Harbin Humankind within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.05  The Issuance of UFOG Common Stock. UFOG and the Majority Shareholder understand and agree that the consummation of this Agreement, including the issuance of the UFOG Common Stock to the Majority Shareholder as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. UFOG and the Majority Shareholder agree that such transactions shall be consummated in reliance on an exemption from registration pursuant to the Securities Act of 1933, as amended (the “Act”), provided by Regulation S. Such exemption is based on the following representations, warranties and covenants made by the Majority Shareholder.

a)	Regulation S Representations, Warranties and Covenants.

The Majority Shareholder represents and warrants to, and covenants with, UFOG as follows:

(1)
The Majority Shareholder is not a U.S. person and is not acquiring the shares of common stock of UFOG for the account or for the benefit of any U.S. person and is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act.

(2)
The Majority Shareholder agrees to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(3)	The Majority Shareholder agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
(4)
The Majority Shareholder consents to the certificate for the shares of common stock of UFOG to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act.

(5)
The Majority Shareholder acknowledges that UFOG has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(6)
The Majority Shareholder covenants and represents and warrants in favor of UFOG that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

b)
In connection with the transaction contemplated by this Agreement, UFOG shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the countries where the Majority Shareholder resides unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

6.06  Securities Filings. UFOG shall be responsible for the preparation and filing of all Securities Act and Exchange Act filings that may result from the transactions contemplated in this Agreement, although counsel for the Majority Shareholder may assist with the preparation and filing.

6.07  Sales of Securities under Rule 144, If Applicable.

a.	UFOG will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Act.

b.
If any certificate representing any such restricted stock is presented to UFOG’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to UFOG and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, UFOG will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

c.	Other Representations, Warranties and Covenants.

1)
The Majority Shareholder has been furnished with and has carefully read the periodic reports on Forms 10-KSB, 10-QSB and 8-K filed by UFOG with the Securities and Exchange Commission during the preceding three years. With respect to individual or partnership tax and other economic considerations involved in this investment, the Majority Shareholder confirms that he is not relying on UFOG (or any agent or representative of UFOG). The Majority Shareholder has carefully considered and has, to the extent such person believes such discussion necessary, discussed with his own legal, tax, accounting and financial advisers the suitability of an investment in the common stock for such particular tax and financial situation.

2)
The Majority Shareholder acknowledges that UFOG is a “shell company” with no operations and no significant assets and that, as a result, the consideration for the Shares far exceeds the value of the Shares under any recognized criteria of value. The Majority Shareholder further acknowledges that he is aware of the quoted prices for UFOG’s common stock on the OTC Bulletin Board but understands there is no active trading market for such shares, quotations on the OTCBB represent inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions, and there is no liquid trading market for UFOG’s common stock. As a result, there can be no assurance that the Majority Shareholder will be able to sell the common stock.

3)
The Majority Shareholder has had an opportunity to inspect relevant documents relating to the organization and business of UFOG. The Majority Shareholder acknowledges that all documents, records and books pertaining to this investment which such Majority Shareholder has requested has been made available for inspection by such Majority Shareholder and his respective attorney, accountant or other adviser(s).

4)
The Majority Shareholder and/or his respective advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, the officers of UFOG concerning the transactions contemplated by this Agreement.

5)
The Majority Shareholder confirms that he is not acquiring the common stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

6)	The Majority Shareholder, by reason of such person’s business or financial experience, has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement.

7)
Except as set forth in this Agreement, the Majority Shareholder represents that no representations or warranties have been made to him by UFOG, any officer director, agent, employee, or affiliate of UFOG, and such Majority Shareholder has not relied on any oral representation by UFOG or by any of its officers, directors or agents in connection with his decision to acquire the common stock.

8)	The Majority Shareholder represents that neither he nor any of his affiliates is subject to any of the events described in Section 262(b) of Regulation A promulgated under the Act.

9)
The Majority Shareholder has adequate means for providing for his current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the UFOG common stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

10)
The Majority Shareholder has such knowledge and experience in financial, tax and business matters so as to enable him to use the information made available to him in connection with the transaction to evaluate the merits and risks of an investment in the UFOG common stock and to make an informed investment decision with respect thereto.

11)
The Majority Shareholder understands that the UFOG common stock constitutes “restricted securities” that have not been registered under the Securities Act or any applicable state securities law and he is acquiring the same as principal for his own account for investment purposes and not for distribution. The Majority Shareholder acknowledges that the common stock has not been registered under the Act or under any the securities act of any state or country. The Majority Shareholder understands further that in absence of an effective registration statement, the common stock can only be sold pursuant to some exemption from registration.

12)
The Majority Shareholder recognizes that investment in the UFOG common stock involves substantial risks. The Majority Shareholder acknowledges that he has reviewed the risk factors identified in the periodic reports filed by UFOG with the Securities and Exchange Commission. The Majority Shareholder further confirms that he is aware that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

13)	The Majority Shareholder acknowledges that each stock certificate representing the common stock shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S AND HAVE NOT BEEN  REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE PURCHASER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THE HOLDER AGREES TO REFRAIN FROM HEDGING TRANSACTIONS PURSUANT TO THE REQUIREMENTS OF REGULATION S.

4.06  Securities Filings. The Majority Shareholder, as the controlling shareholder of UFOG following Closing, shall cause UFOG to timely prepare and file all Securities Act and Exchange Act filings that may result from or be required in connection with the transactions contemplated in this Agreement.

ARTICLE VII

MISCELLANEOUS

7.01  Brokers. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement, except for the payment of fees to George Raney, which is the responsibility of Harbin Humankind.

7.02  No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03  Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction.

7.04  Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Universal Fog, Inc., to:

1808 South 1st Avenue
Phoenix, AZ  85003

If to Harbin Humankind, to:

168 Binbei Street
Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05  Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06  Document; Knowledge. Whenever, in any section of this Agreement, reference is made to information set forth in the documents provided by UFOG or the Majority Shareholder, such reference is to information specifically set forth in such documents and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07  Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. All previous agreements between the Parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08  Survival, Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.09  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. In addition, facsimile or electronic signatures shall have the same legally binding effect as original signatures.

7.10  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

UNIVERSAL FOG, INC.	HARBIN HUMANKIND BIOLOGY TECHNOLOGY CO. LIMITED

By /s/ Thomas Bontems	By /s/ Sun Xin
Thomas Bontems	Sun Xin
Chief Executive Officer	Chairman and CEO

THOMAS BONTEMS	SUN XIN

/s/ Thomas Bontems	/s/ Sun Xin
(In His Individual Capacity)	(In His Individual Capacity)

CHINA HEALTH INDUSTRIES HOLDINGS LTD.

By /s/ Sun Xin
Name: Sun Xin
Title: Chairman